Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-120866 of Neenah Paper, Inc. on Form S-8 of our report dated June 28, 2007, appearing in this Annual Report on Form 11-K of Neenah Paper 401(k) Retirement Plan for year ended December 31, 2006.

/s/ Deloitte & Touche LLP
Atlanta, GA
June 28, 2007